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                                                                     Exhibit 5.1



                             CHOATE, HALL & STEWART
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                 EXCHANGE PLACE
                                 53 STATE STREET
                        BOSTON, MASSACHUSETTS 02109-2891
                             TELEPHONE (617)248-5000
                            FACSIMILE (617) 248-4000
                                 TELEX 49615860



                                                              December 4, 1997

Natural MicroSystems Corporation
8 Erie Drive
Natick, Massachusetts 01760-1339

Ladies and Gentlemen:

         This opinion is delivered to you in connection with the registration statement on Form S-3 (the "Registration Statement") to be filed on or about December 4, 1997 by Natural MicroSystems Corporation (the "Company") under the Securities Act of 1933, as amended, for registration under said Act of 56,384 shares of common stock, $.01 par value (the "Common Stock"), of the Company.

         We are familiar with the Company's Certificate of Incorporation, as amended, its By-Laws, as amended, and the records of its corporate proceedings. We have also examined such other documents, records and certificates and made such further investigation as we have deemed necessary for the purposes of this opinion.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Selling Stockholders pursuant to the Registration Statement have been legally issued, fully paid and nonassessable.

         We understand that this opinion is to be used in connection with the Registration Statement and consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the reference to this firm in the section entitled "Interests of Named Experts and Counsel" in the Registration Statement.

                                             Very truly yours,



                                             CHOATE, HALL & STEWART